Exhibit 4.2

Execution Version

LIBERTY MEDIA CORPORATION,
as Original Issuer

LIBERTY SIRIUS XM HOLDINGS INC.,

as Successor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

First Supplemental Indenture

Dated as of September 9, 2024

3.75% Convertible Senior Notes due 2028

FIRST SUPPLEMENTAL INDENTURE, dated as of September 9, 2024 (this “First Supplemental Indenture”), among Liberty Media Corporation, a Delaware corporation, as issuer (the “Original Issuer”), Liberty Sirius XM Holdings Inc., a Delaware corporation, as Successor Entity (the “Successor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Original Issuer and the Trustee have entered into the Indenture, dated as of March 10, 2023 (the “Indenture”), pursuant to which the Original Issuer has issued its 3.75% Convertible Senior Notes due 2028 (the “Notes”);

WHEREAS, on August 23, 2024, at a special meeting of stockholders of the Original Issuer, the Original Issuer received the requisite vote of its stockholders to, among other things, redeem (the “Split-Off”) each outstanding share of the Original Issuer’s Series A Liberty SiriusXM Common Stock in exchange for shares of common stock of the Successor (“Successor Common Stock”);

WHEREAS, the Split-Off constitutes a “SIRI Distribution” under the Indenture;

WHEREAS, Section 10.02 of the Indenture permits, upon the occurrence of, among other things, the Split-Off, (x) the Successor to assume (the “Assumption”) all of the obligations of the Original Issuer under the Indenture and the Notes and (y) the replacement of the Original Issuer’s Series A Liberty SiriusXM Common Stock with Successor Common Stock for purposes of the calculation of Settlement Amounts due upon conversion of the Notes;

WHEREAS, Sections 10.02 and 10.03 of the Indenture require, and each of the Original Issuer and the Successor desire for, the Assumption to be effected pursuant to this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises hereof, the parties have executed and delivered this First Supplemental Indenture, and the Original Issuer, the Successor and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Noteholders, as follows:

SECTION 1.          Capitalized Terms.

Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

SECTION 2.          Effectiveness.

Once executed by the parties hereto, the terms of this First Supplemental Indenture shall become effective, without further action on the part of the Original Issuer, the Successor, the Trustee or any Noteholder, from and after the effective time of the Split-Off (the “Split-Off Effective Time”).

SECTION 3.          Assumption of Obligations.

Pursuant to Sections 10.02 and 10.03 of the Indenture, (x) the Successor hereby expressly assumes all of the obligations of the Original Issuer under the Indenture and the Notes, including, but not limited to, the due and punctual payment of the principal of, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on, all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Original Issuer as if the Successor had been named in the Indenture as the “Company” in the first paragraph of the Indenture and (y) the Original Issuer shall be forever released from its liabilities as an obligor and maker of the Notes and from its obligations under the Indenture.

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SECTION 4.          Amendments to the Indenture; Related Matters.

(a)            With effect from and after the Split-Off Effective Time, for all purposes of the Indenture and the Notes, the definitions of the following terms in Section 1.01 of the Indenture are amended and restated to read in full as follows:

“Company” means Liberty Sirius XM Holdings Inc., a Delaware corporation, and subject to the provisions of Article 10, shall include its successors and assigns.

“Daily VWAP,” in respect of any Trading Day for the Sirius XM Common Stock, means the per share volume-weighted average price of the Sirius XM Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SIRI.US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Sirius XM Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to afterhours trading or any other trading outside of the regular trading session.

(b)           With effect from and after the Split-Off Effective Time, for all purposes of the Indenture and the Notes, Section 1.01 of the Indenture is amended by adding the following defined terms in appropriate alphabetical order:

“First Supplemental Indenture” means the First Supplemental Indenture to the Original Indenture, dated as of September 9, 2024, by and among the Company, Liberty Media Corporation and the Trustee.

“Original Indenture” means the Indenture, dated as of March 10, 2023, between Liberty Media Corporation and the Trustee pursuant to which the Notes were originally issued as in effect immediately prior to the effectiveness of the First Supplemental Indenture;

“Sirius XM Common Stock” means shares of the Company’s common stock, par value of $0.001 per share.

(c)           For all purposes of the Indenture and the Notes, with effect from and after the Split-Off Effective Time, the Indenture and Notes are hereby amended by replacing and deleting each reference in the Indenture and the Notes cited below as follows:

(i)            each reference to the term “Series A Liberty SiriusXM Common Stock” and “Liberty SiriusXM Group Common Stock” shall be deleted and replaced by the term “Sirius XM Common Stock”; and

(ii)           each reference to the term “Liberty SiriusXM Group” shall be deleted and replaced by the term “Company”;

(d)           For all purposes of the Indenture and the Notes, with effect from and after the Split-Off Effective Time, the following terms and the definitions thereof are hereby deleted: “Liberty SiriusXM Group”; “Liberty SiriusXM Group Common Stock”; and “Series A Liberty SiriusXM Common Stock”;

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(e)           Exhibit A of the Indenture is amended to include the following as a new paragraph at the beginning thereof:

“FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR TAXABLE PERIODS (OR PORTIONS THEREOF) FOLLOWING THE EFFECTIVENESS OF THE FIRST SUPPLEMENTAL INDENTURE, A HOLDER OF THE NOTE MAY OBTAIN THE COMPANY’S DETERMINATION OF WHETHER THE NOTE WAS ISSUED WITH ORIGINAL DISCOUNT AND, IF SO, THE INFORMATION REQUIRED TO BE PROVIDED UNDER U.S. TREAS. REG. SEC. 1.1275-3 BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 1221 AVENUE OF THE AMERICAS, NEW YORK, NY 10020 ATTENTION: NEIL LEIBOWITZ.”; and

(f)            For all purposes of the Indenture and the Notes, the defined term “Restated Charter” is hereby deleted and any definition or provision in the Indenture that refers to the Restated Charter (including, but not limited to, the definitions of “Mandatory Conversion Event”, “Mandatory Distribution Event”, Optional Conversion Event”, “Partial Redemptive Split-Off” and “Redemptive Split-Off”) shall not be given any operative effect.

SECTION 5.          Conversions After or Spanning the Split-Off Effective Time.

(a)           The Conversion Rate for the Notes (including any increase to the Conversion Rate applicable to the Notes in connection with Section 12.03 of the Indenture) shall be adjusted for the Split-Off in the manner and in accordance with the requirements of Section 12.04(c)(C) of the Indenture and Section 12.03 of the Indenture. Pursuant to Section 12.04(o) of the Indenture, (x) Successor shall promptly file with the Trustee and any Conversion Agent (other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after the adjustment pursuant to Section 12.04(c)(C) of the Indenture has been determined and (y) promptly after delivery of such certificate, the Successor shall prepare a notice to the Noteholders of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective.

(b)           For purposes of determining the applicable Conversion Rate, (x) in respect of any conversion during the 10 Trading Days commencing on the Business Day immediately following the Split-Off Effective Time for which Physical Settlement is applicable, references within Section 12.04(c)(C) of the Indenture to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Business Day immediately following the Split-Off Effective Time to, but excluding, the relevant Conversion Date and (y) in respect of any conversion for which Cash Settlement or combination settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references within Section 12.04(c)(C) of the Indenture to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Business Day immediately following the Split-Off Effective Time to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the Business Day immediately following the Split-Off Effective Time is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within Section 12.04(c)(C) of the Indenture to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Business Day immediately following the Split-Off Effective Time to, and including, the last Trading Day of such Observation Period.

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SECTION 6.          Global Notes.

Each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture as amended hereby.

SECTION 7.          Ratification and Effect.

Except as hereby expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Upon and after the execution of this First Supplemental Indenture, and the occurrence of the Split-Off Effective Time, the Indenture shall be amended and supplemented in accordance herewith, this First Supplemental Indenture shall form a part of the Indenture for all purposes and each reference in the Indenture to the Indenture shall mean and be a reference to the Indenture as amended and supplemented hereby.

SECTION 8.          Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

SECTION 9.          The Trustee.

The recitals in this First Supplemental Indenture shall be taken as the statements of the Original Issuer and Successor, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of this First Supplemental Indenture. The Trustee shall be under no duty whatsoever to make any determination whether any execution, modification, amendment, supplement or confirmation to any document is necessary to implement such amendments and waivers, including those contained herein, and shall be entitled to conclusively rely on the documentation required to be provided under the terms of the Indenture in a form reasonably satisfactory to the Trustee.

SECTION 10.        Execution in Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and/or any related document, instrument or certificate and of signature pages hereof and thereto by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture and/or any related document, instrument or certificate as to the parties hereto and thereto and may be used in lieu of the original hereof and thereof for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 11.        Severability.

In the event any provision of this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not be in any way affected or impaired.

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SECTION 12.        Waiver of Jury Trial.

EACH OF THE ORIGINAL ISSUER, THE SUCCESSOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.        Conflicts.

To the extent of any inconsistency between the terms of the Indenture or the Notes and this First Supplemental Indenture, the terms of this First Supplemental Indenture will control.

SECTION 14.        Miscellaneous.

This First Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein. All covenants and agreements in this First Supplemental Indenture given by the parties hereto shall bind their successors. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby. The section headings are for convenience only and shall not affect the construction hereof. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

LIBERTY MEDIA CORPORATION, as Original Issuer

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

LIBERTY SIRIUS XM HOLDINGS INC., as Successor

By:	/s/ Jessica Moore
Name:	Jessica Moore
Title:	Vice President and Assistant Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Christopher J. Grell
Name:	Christopher J. Grell
Title:	Vice President

Signature Page to First Supplemental Indenture